Exhibit 5.2

STEPHEN R. REYNOLDS EXECUTIVE VICE PRESIDENT GENERAL COUNSEL AND SECRETARY

December 17, 2013

ARAMARK Holdings Corporation

ARAMARK Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of ARAMARK Holdings Corporation, a Delaware corporation (the “Company”). The Company and ARAMARK Corporation, a Delaware corporation (the “Issuer”), have filed a Registration Statement on Form S-4 (the “Registration Statement”) together with the subsidiary guarantors listed therein (such subsidiary guarantors, together with the Company, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of $1,000,000,000 aggregate principal amount of 5.75% Senior Notes due 2020 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued under an indenture dated as of March 7, 2013 (as amended through the date hereof, the “Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The Exchange Notes will be offered by the Issuer in exchange for $1,000,000,000 aggregate principal amount of its outstanding 5.75% Senior Notes due 2020.

I have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the subsidiaries named in Schedule I hereto (the “Schedule I Subsidiaries”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Subsidiaries and such other documents and records relating to the Schedule I Subsidiaries as we have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments of all the registrants and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of the Company, the Issuer, and the Schedule I Subsidiaries.

    1101 MARKET STREET

    PHILADELPHIA, PA 19107

    215 238 6846 FAX 215 238 3388

    Reynolds-Steve@ARAMARK.com

In rendering the opinion set forth below, I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Guarantees have been duly authorized, executed and delivered by each of the Schedule I Subsidiaries.

This opinion letter is given as of the date hereof and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Stephen R. Reynolds

Stephen R. Reynolds

Schedule I

Guarantors Incorporated or Formed in Jurisdictions other than the States of New York or Delaware

Subsidiary	State of Incorporation or Formation

American Snack & Beverage, LLC	Florida

ARAMARK American Food Services, LLC	Ohio

ARAMARK Business Dining Services of Texas, LLC	Texas

ARAMARK Capital Asset Services, LLC	Wisconsin

ARAMARK Consumer Discount Company	Pennsylvania

ARAMARK Distribution Services, Inc.	Illinois

ARAMARK Educational Services of Texas, LLC	Texas

ARAMARK Educational Services of Vermont, Inc.	Vermont

ARAMARK Facility Management Corporation of Iowa	Iowa

ARAMARK FHC Kansas, Inc.	Kansas

ARAMARK Food Service Corporation of Kansas	Kansas

ARAMARK Food Service of Texas, LLC	Texas

ARAMARK Healthcare Support Services of Texas, Inc.	Texas

ARAMARK Kitty Hawk, Inc.	Idaho

ARAMARK Services Management of HI, Inc.	Hawaii

ARAMARK Services Management of IL, Inc.	Illinois

ARAMARK Services Management of MI, Inc.	Michigan

ARAMARK Services Management of NJ, Inc.	New Jersey

ARAMARK Services Management of OH, Inc.	Ohio

ARAMARK Services Management of SC, Inc.	South Carolina

ARAMARK Services Management of WI, Inc.	Wisconsin

ARAMARK Services of Kansas, Inc.	Kansas

ARAMARK Sports and Entertainment Services of Texas, LLC	Texas

ARAMARK Technical Services North Carolina, Inc.	North Carolina

Brand Coffee Service, Inc.	Texas

Genesis Technology Partners, LLC	Nebraska

Harrison Conference Center of Lake Bluff, Inc.	Illinois

Harrison Conference Services of Massachusetts, LLC	Massachusetts

Harrison Conference Services of North Carolina, LLC	North Carolina

Harrison Conference Services of Princeton, Inc.	New Jersey

Harrison Conference Services of Wellesley, LLC	Massachusetts

Harry M. Stevens, Inc. of New Jersey	New Jersey

Harry M. Stevens, Inc. of Penn	Pennsylvania

Kowalski-Dickow Associates, LLC	Wisconsin

L&N Uniform Supply, LLC	California

Lake Tahoe Cruises, LLC	California

MyAssistant, Inc.	Pennsylvania

Old Time Coffee Co.	California

Overall Laundry Services, Inc.	Washington

Paradise Hornblower, LLC	California

Restaura, Inc.	Michigan

Shoreline Operating Company, Inc.	California

Tahoe Rocket LP	California

Travel Systems, LLC	Nevada